Exhibit 15.1
August 6, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated June 12, 2007 on our review of interim financial information of Abercrombie & Fitch Co. (the “Company”) for the thirteen week periods ended May 5, 2007 and April 29, 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended May 5, 2007 is incorporated by reference in its Registration Statement on Form S-8 dated August 6, 2007.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio